CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Select Fixed Income Trust:



We consent to the use of our report dated December 10, 1999, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                             /s/ KPLM LLP

Boston, Massachusetts
February 25, 2000